Exhibit 23.7

[LETTERHEAD OF SANDLER O’NEILL & PARTNERS, L.P.]

CONSENT OF SANDLER O’ NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter, dated January 29, 2013, to the Board of Directors of Virginia Commerce Bancorp, Inc. (the “Company”) as an Appendix to the Prospectus and Joint Proxy Statement relating to the proposed merger of the Company with United Bankshares, Inc. contained in the Amendment No. 2 to Registration Statement on Form S-4 (the “Registration Statement”) as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion and letter in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

New York, New York

August 30, 2013